UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2014

BRISSET BEER INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54452 (Commission File Number)	80-0778461 (I.R.S. Employer Identification No.)

370 Guy, Suite G9, Montreal, Quebec H3J 1S6
(Address of Principal Executive Offices, Zip Code)

702-938-0491
(Registrant's telephone number, including area code)

__________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|   | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|   | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|   | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|   | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 Other Events

Brisset Beer International, Inc. (the “Company”) entered into a Service Agreement with Sandberg International Limited to provide investor relations for the Company, including facilitating phone calls through the investor relations line and the distribution of investor packages to interested parties, and any parameters that fit the Company’s business plan. For such services, Sandberg International is to receive $500 per month, as well as being issued 125,000 shares of common stock of the Company, 125,000 Class A Warrants exercisable at $0.15 per share and a Class B warrant exercisable at .25 per share.  The agreement shall continue until either party notifies the other that it desires to terminate the agreement on 30 days’ written notice.

For all the terms of the Agreement, reference is hereby made to such Service Agreement annexed hereto as Exhibit 10.18. All statements made herein concerning such document are qualified by references to said exhibit.

Section 9 –Financial Statements and Exhibits
Item 9.01   Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.                      Description

10.8           Service Agreement dated November 10, 2014 between Sandberg International Limited and Brisset Beer International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISSET BEER INTERNATIONAL, INC.

By: /s/ Stephane Pilon
Name: Stephane Pilon
Title: President

Date:  November 13, 2014